Exhibit 10.4
EXECUTION COPY
     FOURTH AMENDMENT dated as of May 4, 2009 (this “Amendment”), to the Amended and Restated Five-Year Revolving Credit Agreement dated as of October 11, 2001, as amended and restated as of August 29, 2006, as amended (the “Credit Agreement”), among LAND O’LAKES, INC., a cooperative corporation organized under the laws of the State of Minnesota (the “Borrower”), the several banks and other financial institutions from time to time party thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent (in such capacity, the “Collateral Agent”), and COBANK, ACB, as Co-Administrative Agent (in such capacity, the “Co-Administrative Agent”).
          A. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement, as amended hereby.
          B. The Borrower intends to exercise its rights under Section 2.18 of the Credit Agreement to have Prospective Lenders enter into Accession Agreements pursuant to which such Prospective Lenders extend additional Commitments in an aggregate amount of at least $100,000,000 in accordance with the terms and conditions of Section 2.18 (the “Incremental Financing”) and, in connection therewith, has requested that the Credit Agreement be amended to increase the interest rate spreads and fees payable thereunder and to provide additional flexibility with respect to the repurchase or repayment of certain debt and the refinancing of the Senior Second Lien Notes.
          C. The Required Lenders are willing to effect such amendments on the terms and subject to the conditions of this Amendment.
          D. Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
          SECTION 1. Amendment of the Credit Agreement. Effective as of the Fourth Amendment Effective Date (as defined below):
          (a) Section 1.01 of the Credit Agreement is hereby amended as follows:
     (i) by replacing the table in the definition of “Applicable Rate” with the following table:

	Leverage	Eurodollar		Commitment
	Ratio	Spread	ABR Spread	Fee
Category 1	greater than 2.50 to 1.00	3.00%	2.00%	0.500%

	Leverage	Eurodollar		Commitment
	Ratio	Spread	ABR Spread	Fee
Category 2	greater than 1.50 to 1.00 but less than or equal to 2.50 to 1.00	2.75%	1.75%	0.450%

Category 3	less than or equal to 1.50 to 1.00	2.50%	1.50%	0.375%
     (ii) by revising the definition of “Alternate Base Rate” to read as follows:
     “‘Alternate Base Rate’ shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the higher of the seven-day and one-month Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus, in either case, 1.50%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the Reuters ‘LIBOR01’ screen displaying British Bankers’ Association Interest Settlement Rates (or on any successor or substitute screen provided by Reuters, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to such day for deposits in dollars with a maturity of seven days or one month, as the case may be. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.”
     (iii) by revising the definition of “Collateral Release Ratings Requirement” to read as follows:
     “‘Collateral Release Ratings Requirement’ means the requirement that the Borrower’s senior unsecured non-credit enhanced indebtedness for borrowed money be rated BBB- (with at least a stable outlook) or higher by S&P and Baa3 (with at least a stable outlook) or higher by Moody’s (or, if the Borrower shall have no senior unsecured non-credit enhanced indebtedness for borrowed money, that the Borrower’s corporate credit rating assigned by S&P be BBB (with at least a stable outlook) or higher and assigned by Moody’s be Baa2 (with at least a stable outlook) or higher); provided that if at any time either Moody’s or S&P, or both, shall no longer maintain a rating for the Borrower’s senior unsecured non-credit enhanced indebtedness for borrowed money, or no longer maintain a corporate credit rating for the Borrower, as the case may be, the

Administrative Agent and the Borrower may agree to determine the Collateral Release Ratings Requirement using the corresponding ratings level of one or more ‘nationally recognized statistical rating organizations’ (as such phrase is used in Rule 436 under the Securities Act of 1933).”
          (b) Section 1.01 of the Credit Agreement is further amended by adding the following definitions in appropriate alphabetical order:
     “‘Defaulting Lender’ means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, any Issuing Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good-faith dispute, or (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has consented to, approved of or acquiesced in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has consented to, approved of or acquiesced in any such proceeding or appointment; provided that (i) if a Lender would be a Defaulting Lender solely by reason of events relating to a parent company of such Lender as described in clause (e) above, the Administrative Agent may, in its discretion, determine that such Lender is not a Defaulting Lender if and for so long as the Administrative Agent is satisfied that such Lender will continue to perform its funding obligations hereunder and (ii) the Administrative Agent may, by notice to the Borrower and the Lenders, declare that a Defaulting Lender is no longer a Defaulting Lender if the Administrative Agent determines, in its discretion, that the circumstances that resulted in such Lender becoming a Defaulting Lender no longer apply.”
     “‘Fourth Amendment’ means the Fourth Amendment dated as of May 4, 2009 to this Agreement.”
     ‘“Fourth Amendment Effective Date’ means the ‘Fourth Amendment Effective Date’ under and as defined in the Fourth Amendment.”
     ‘“Second Lien Refinancing Indebtedness’ means Indebtedness of the Borrower the proceeds of which are utilized to repay or purchase (or finance amounts previously used to repay or purchase) all or a portion of the principal amount of the Senior Second Lien Notes (including the refinancing of up to $25,000,000 of Senior Second Lien Notes repurchased by the Borrower in 2008), provided that (i) the aggregate principal amount of such refinancing indebtedness does not exceed $175,000,000, (ii) such refinancing Indebtedness is incurred not earlier than 30 days before and not more than 120 days after the date on which all Senior Second Lien Notes are repurchased or otherwise repaid in full, (iii) the Borrower is in Pro Forma Compliance after giving effect to the incurrence of such refinancing Indebtedness, (iv) such refinancing Indebtedness matures after, and has a longer average weighted life than, the Senior Second Lien Notes, and no portion of the principal amount thereof matures or is subject to any mandatory repurchase, redemption or amortization (other than customary asset sale or change in control provisions requiring redemption or repurchase only if and to the extent then permitted by this Agreement and applicable intercreditor agreements) prior to the date that is six months after the Maturity Date, (v) such refinancing Indebtedness is not Guaranteed by any Subsidiary that is not a Subsidiary Loan Party that has Guaranteed the Obligations, (vi) any provision of the indenture or other agreements governing such refinancing Indebtedness of the types referred to in Section 6.10 is not more restrictive than the provisions contained in the Senior Second Lien Note Documents, and (vii) if such refinancing Indebtedness is secured, (w) it is not secured by any assets other than Collateral securing the Obligations under the Security Documents, (x) it is secured only by Liens that are junior to the Liens securing the Obligations under the Security Documents, (y) the rights of the holders of such refinancing Indebtedness and any agent or trustee acting on their behalf with respect, among other things, to the priority of any such Liens, the enforcement thereof and the exercise of any remedies relating thereto, shall be subject to the Intercreditor Agreement or an intercreditor agreement between such holders (or an agent or trustee acting on their behalf) and the Collateral Agent which shall have terms and provisions substantially the same as those of the Intercreditor Agreement and otherwise be reasonably satisfactory to the Collateral Agent, and (z) not later than the time of issuance of any such refinancing Indebtedness, the Intercreditor Agreement or other intercreditor agreement referred to in clause (y) shall have been duly authorized, executed and delivered by the holders of such refinancing Indebtedness (or an agent or trustee acting on their behalf) and be in full force and effect, the Collateral Agent shall have received such evidence thereof as it may reasonably request, and the Collateral Agent shall have received such opinions of counsel reasonably satisfactory to the Collateral Agent (including outside counsel for the Borrower) relating to the Intercreditor Agreement or such other intercreditor agreement and such refinancing Indebtedness and addressed to the Collateral Agent and the Lenders as the Collateral Agent may reasonably request, which opinions shall be reasonably satisfactory to the Collateral Agent.”
          (c) Section 2.04 of the Credit Agreement is amended by adding a new paragraph (k) to read as follows:

     “(k) Defaulting Lender. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then, for so long as such Lender is a Defaulting Lender:
          (i) if any LC Exposure exists at the time a Lender is a Defaulting Lender, the Borrower shall within two Business Days after notice from the Administrative Agent, cash collateralize the LC Exposure in an amount equal to the LC Exposure of such Defaulting Lender in accordance with the provisions of paragraph (j) of this Section 2.04 and at all times thereafter provide and maintain cash collateral in accordance with such provision in an amount equal to such Defaulting Lender’s LC Exposure from time to time; and
          (ii) no Issuing Bank will be required to issue, amend or increase any Letter of Credit unless it is satisfied that cash collateral has been or will be provided by the Borrower in accordance with clause (i) above.
In the event the Borrower provides cash collateral pursuant to this Section 2.04(k), (i) an amount of such cash collateral equal to such Defaulting Lender’s Applicable Percentage of any LC Disbursement will be applied as a reimbursement by the Borrower of any LC Disbursement immediately prior to any funding by the Lenders of their participations in such LC Disbursement pursuant to Section 2.04(d) and (ii) the Lenders other than such Defaulting Lenders will be required to fund their participations in the remaining unreimbursed LC Disbursement under Section 2.04(d) in accordance with their Applicable Percentages determined without taking into account the Commitment of such Defaulting Lender.”
          (d) Section 2.14 of the Credit Agreement is amended by inserting in clause (d) of the first sentence thereof, immediately after the reference to Section 2.17, the following: “(except that a Defaulting Lender required to assign its Loans under Section 2.17(b) shall not be entitled to compensation under this Section in connection with such assignment)”.
          (e) Section 2.17(b) of the Credit Agreement is amended by replacing “defaults in its obligation to fund Loans hereunder” with “becomes a Defaulting Lender”.
          (f) Section 6.01(a) of the Credit Agreement is amended by revising clause (ii) thereof to read as follows:
     “(ii) the Senior Notes in an aggregate amount not in excess of $196,452,000 at any time outstanding, the Senior Second Lien Notes in an aggregate amount not in excess of $175,000,000 at any time outstanding, Second Lien Refinancing Indebtedness not in excess of $175,000,000 at any time outstanding, and, in each case, related Guarantees by Subsidiary Loan Parties;”
          (g) Section 6.02 of the Credit Agreement is amended by revising clause (xi) thereof to read as follows:

     “(xi) Liens created under the Second Lien Security Documents securing the Senior Second Lien Note Obligations and Liens created under the agreements governing Second Lien Refinancing Indebtedness securing obligations in respect of such Second Lien Refinancing Indebtedness; provided that (A) such Liens do not apply to any asset other than Collateral that is subject to a prior Lien granted under a Security Document and (B) all such Liens shall be subordinate and junior to the Liens securing the Obligations on the terms set forth in the Intercreditor Agreement or, in the case of any Liens securing Second Lien Refinancing Indebtedness, another intercreditor agreement entered into with the Collateral Agent complying with the conditions set forth in the definition of ‘Second Lien Refinancing Indebtedness’ herein.”
          (h) Section 6.08(a)(ii) of the Credit Agreement is amended by revising clause (z) thereof to read as follows:
          “(z) the aggregate amount of Restricted Expenditures during the relevant Calculation Period (after giving effect to any other Restricted Expenditures to be made on such Payment Date), other than Restricted Expenditures made after the Fourth Amendment Effective Date pursuant to Section 6.08(b)(iv);”
          (i) Section 6.08(b) of the Credit Agreement is amended by revising clause (iv) thereof to read as follows:
     “(iv) in addition to any purchases pursuant to clause (vii), the Borrower may make repurchases of Senior Notes and Senior Second Lien Notes on any Payment Date after the Effective Date; provided that (A) immediately after giving effect to any such repurchase (and the Repurchase Expenditures made or to be made in connection therewith) the aggregate amount of the unused Commitments is not less than $100,000,000, (B) no Default exists at the time of and after giving effect to any such repurchase, and (C) at the time of any such repurchase, the Senior Secured Debt to EBITDA Ratio is not greater than 1.50 to 1.00 (or, if the Collateral has been released from the Liens of the Security Documents pursuant to Section 9.14, the Senior Debt to EBITDA Ratio is not greater than 2.00 to 1.00);”
          (j) Section 6.10 of the Credit Agreement is amended by revising clause (i) of the proviso therein to read as follows:
     “(i) the foregoing shall not apply to restrictions and conditions imposed by law, by any Loan Document, by the Senior Note Documents, by the Senior Second Lien Note Documents or (to the extent no more restrictive than restrictions and conditions imposed by the Senior Second Lien Note Documents) by the agreements governing any Second Lien Refinancing Indebtedness,”
          (k) Section 6.13 of the Credit Agreement is amended by replacing “3.75 to 1.00” with “3.25 to 1.00”.
          (l) Section 9.04(e) of the Credit Agreement is amended by adding the following to the end thereof:

“Notwithstanding anything in this paragraph to the contrary, any financial institution that is a member of the Farm Credit System that (a) has purchased a participation in the minimum amount of $5,000,000, (b) is, by written notice to the Borrower and the Administrative Agent (‘Voting Participant Notification’), designated by the selling Lender as being entitled to be accorded the rights of a Voting Participant hereunder (any financial institution that is a member of the Farm Credit System so designated being called a ‘Voting Participant’) and (c) receives the prior written consent of the Borrower and the Administrative Agent to become a Voting Participant, shall be entitled to vote (and the voting rights of the selling Lender shall be correspondingly reduced), on a dollar for dollar basis, as if such participant were a Lender, on any matter requiring or allowing a Lender to provide or withhold its consent, or to otherwise vote on any proposed action. To be effective, each Voting Participant Notification shall, with respect to any Voting Participant, (i) state the full name, as well as all contact information required of an Assignee as set forth in Exhibit A hereto and (ii) state the dollar amount of the participation purchased. The Company and the Administrative Agent shall be entitled conclusively to rely on information contained in notices delivered pursuant to this paragraph.”
          (m) Section 9.14(a) of the Credit Agreement is amended by revising clause (iv) in the first sentence thereof to read as follows:
     “(iv) all Liens on the Collateral securing the Senior Second Lien Note Obligations pursuant to the Second Lien Security Documents or securing any obligations in respect of the Second Lien Refinancing Indebtedness have been released as of the Optional Release Date or are released simultaneously with the release of the Collateral from the Liens of the Security Documents pursuant to this Section; and”
          SECTION 2. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders, the Administrative Agent and the Collateral Agent that, as of the Fourth Amendment Effective Date:
          (a) This Amendment has been duly authorized, executed and delivered by it and this Amendment and the Credit Agreement, as amended hereby, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
          (b) The representations and warranties set forth in Article III of the Credit Agreement are, after giving effect to this Amendment, true and correct in all material respects on and as of the Fourth Amendment Effective Date with the same effect as though made on and as of the Fourth Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case they were true and correct in all material respects as of such earlier date).
          (c) No Default or Event of Default has occurred and is continuing.
          (d) The Collateral and Guarantee Requirement is satisfied.
          SECTION 3. Effectiveness. This Amendment and the amendments to the Credit Agreement effected hereby shall become effective as of the first date on or prior to May 4, 2009 (such effective date, the “Fourth Amendment Effective Date”) on which each of the following conditions has been satisfied:
          (a) The Administrative Agent (or its counsel) shall have received duly executed counterparts hereof that, when taken together, bear the signatures of (i) the Administrative Agent, (ii) the Borrower and (iii) the Required Lenders (taking into account the consummation of the Incremental Financing referred to below).
          (b) The Incremental Financing shall have been consummated in an aggregate principal amount of not less than $100,000,000, and the Lenders providing additional Commitments in connection therewith shall have executed and delivered to the Administrative Agent Accession Agreements and such other documents as are required by Section 2.18 of the Credit Agreement.
          (c) The Administrative Agent shall have received a certificate of a Financial Officer to the effect that the representations and warranties set forth in Section 2 hereof are true and correct on and as of the Fourth Amendment Effective Date.
          (d) The Administrative Agent shall have received such legal opinions (including an opinion from outside legal counsel to the Borrower reasonably satisfactory to the Administrative Agent), documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the authorization of this Amendment and the transactions contemplated hereby and any other legal matters relating to the Loan Parties, this Amendment, the Incremental Financing and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent.
          (e) The Administrative Agent and the Co-Administrative Agent shall have received all fees and other amounts due from any Loan Party hereunder or under the Credit Agreement or any other Loan Document on or prior to the Fourth Amendment Effective Date and, to the extent invoiced on or prior to the Fourth Amendment Effective Date, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under the Credit Agreement or any other Loan Document.
The Administrative Agent shall notify the Borrower and the Lenders of the Fourth Amendment Effective Date, and such notice shall be conclusive and binding.

          SECTION 4. Effect of Amendment; Agent Authorization. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.
          (b) On and after the Fourth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. The amendment of the definition of “Applicable Rate” effected hereby shall be effective with respect to all interest and fees accruing under the Credit Agreement on and after the Fourth Amendment Effective Date, and interest and fees accruing during periods prior to the Fourth Amendment Effective Date will be calculated on the basis of the Applicable Rate in effect prior to giving effect to this Amendment.
          (c) The Lenders and the Issuing Banks hereby authorize the Collateral Agent, on behalf of the Lenders and the Issuing Banks and without the requirement for any further authorization or approval, to execute and deliver an intercreditor agreement relating to any Second Lien Refinancing Indebtedness that complies, in the judgment of the Collateral Agent, with the requirements of the definition of “Second Lien Refinancing Indebtedness” set forth herein.
          SECTION 5. Acknowledgement of and Agreement Regarding Participation. The Borrower acknowledges that CoBank and the Lenders listed on Schedule A hereto (the “Participants”) have entered into certain Master Non-Recourse Participation Agreements (as the same has been and may be amended, replaced, restated and/or supplemented from time to time, the “Participation Agreements”), whereby a certain percentage of the Commitments and Loans of CoBank to Borrower have been participated to the Participants according to the terms of the Participation Agreements. The Borrower and the Administrative Agent hereby consent to the Participants becoming Voting Participants in accordance with Section 9.04(e) of the Credit Agreement and acknowledge that the inclusion of this Section 5 in this Fourth Amendment constitutes receipt of the Voting Participant Notifications with respect to the Participants listed on Schedule A hereto as required by Section 9.04(e) of the Credit Agreement.
          SECTION 6. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.
          SECTION 7. Indemnity. It is agreed that for all purposes of Section 9.03(b) of the Credit Agreement, the execution, delivery and performance of this Amendment and the other transactions contemplated hereby shall all be deemed to be transactions contemplated by the Credit Agreement.
          SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
          SECTION 9. Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
          SECTION 10. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

LAND O’LAKES INC.,

by	/s/ Peter S. Janzen

Name: PETER S. JANZEN
Title: SVP & GENERAL COUNSEL

JPMORGAN CHASE BANK, N.A.,
individually, as Administrative Agent and as
Collateral Agent,

by	/s/ Tony Yung

Name: TONY YUNG
Title: VICE PRESIDENT

COBANK, ACB, individually and as
Co-Administrative Agent,

by	/s/ Michael Tousignant

Name : Michael Tousignant
Title: Vice President

Lender Signature Page to
the Fourth Amendment
to the Land O’Lakes Credit Agreement
DEERE CREDIT, INC.

as a Lender,

by	/s/ Mark A. Thompson Name: Mark A. Thompson
Title: Vice President

Lender Signature Page to
the Fourth Amendment
to the Land O’Lakes Credit Agreement
Name of Institution:

GreenStone Farm Credit Services, ACA/FLCA

as a Lender,

by	/s/ Alfred S. Compton, Jr.

	Name:	Alfred S. Compton, Jr.
	Title:	Vice President Managing Director

For any Lender requiring a second signature line:

by

Name:
Title:

Lender Signature Page to
the Fourth Amendment
to the Land O’Lakes Credit Agreement
Name of Institution:

BMO Capital Markets Financing, Inc.

as a Lender,

by	/s/ Kristina H. Burden

	Name:	KRISTINA H. BURDEN
	Title:	VICE PRESIDENT

For any Lender requiring a second signature line:

by	n/a

Name:
Title:

Lender Signature Page to
the Fourth Amendment
to the Land O’Lakes Credit Agreement
Name of Institution:

Bank of America

as a Lender,

by	/s/ Mark A. Jacobsen

	Name:	Mark A. Jacobsen
	Title:	Vice President

For any Lender requiring a second signature line:

by

Name:
Title:

Lender Signature Page to
the Fourth Amendment
to the Land O’Lakes Credit Agreement
Name of Institution:

AgFirst Farm Credit Bank
as a Lender,

by	/s/ Neda Beal

	Name:	Neda Beal
	Title:	Vice President

For any Lender requiring a second signature line:

by

Name:
Title:

Lender Signature Page to
the Fourth Amendment
to the Land O’Lakes Credit Agreement
Name of Institution:

Wells Fargo Bank, N.A.

as a Lender,

by	/s/ Allison S Gelfman

	Name:	Allison S Gelfman
	Title:	Vice President and Jr. Banker

For any Lender requiring a second signature line:

by

Name:
Title: